UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2013

INDEPENDENCE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54323	20-3866475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Old Ranch Parkway, Suite 300, Seal Beach, CA		90740
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (562) 799-5588

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On September 23, 2013, Liberty Energy Corp. (“our company”) closed a securities purchase agreement dated September 17, 20123 with Asher Enterprises, Inc.  Under the terms of the agreement, our company issued an 8% convertible promissory note, in the principal amount of $32,500 (the “Note”), which matures on June 19, 2014 and may be converted into shares of our company’s common stock at a rate of 58% of the market price on any conversion date, any time after 180 days from June 19, 2014, subject to adjustments as further set out in the Note.   Our company has the right to prepay the Note together with all accrued interest within 180 days of September 17, 2013 subject to a prepayment penalty equal to 15% during the first 30 days of the prepayment period and increasing by 5% during each subsequent 30 day period.   Following the maturity date of June 19, 2014, the Note shall bear interest at the rate of 22%.

The Note was issued to Asher Enterprises, Inc. pursuant to Rule 506 of Regulation D of the Securities Act of 1933 on the basis that they represented to our company that they were an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

Item 9.01 Financial Statements and Exhibits

10.2 Form of Securities Purchase Agreement dated September 17, 2013 with Asher Enterprises, Inc.

10.3 Form of Convertible Promissory Note dated September 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE ENERGY CORP.

/s/ Gregory C. Rotelli
Gregory C. Rotelli
President and Director
Date: September 27, 2013